Exhibit 99.1
LegalZoom Reports First Quarter 2022 Results
•Revenue of $154.2 million, an increase of 15% year-over-year
•Subscription revenue of $84.4 million, an increase of 29% year-over-year
•$247.5 million of cash and no debt outstanding as of March 31, 2022

GLENDALE, California. – May 12, 2022 – LegalZoom.com, Inc. (NASDAQ: LZ) today announced results for its first quarter ended March 31, 2022, including the following highlights:
•Revenue was $154.2 million for the quarter, up 15% year-over-year.
◦Transaction revenue was $64.1 million, compared to $61.4 million in 2021, driven by an 8% improvement in average order value, partially offset by a 3% decrease in the number of transactions.
◦Subscription revenue was $84.4 million, compared to $65.5 million in 2021. We had 1,362,000 subscription units as of March 31, 2022 with 33,000 net units added in the quarter, and our average revenue per subscription unit increased 8% from 2022.
◦Partner revenue was $5.7 million, compared to $7.8 million, in 2021.
•Gross margin was 64% for the quarter, down from 67% in 2021.
•Net loss was $30.6 million for the quarter, or (20%) of revenue, compared to $9.8 million or (7%) of revenue in 2021, primarily due to the decrease in gross margin and higher operating expenses, including a $17.9 million increase in stock-based compensation, mainly in connection with our IPO.
•Non-GAAP net loss was $9.5 million for the quarter compared to Non-GAAP net loss of $6.4 million in 2021.
•Adjusted EBITDA was $1.3 million for the quarter, or 1% of revenue, compared to $3.6 million, or 3% of revenue, for the same period in 2021.
•Cash and cash equivalents were $247.5 million as of March 31, 2022.
•Cash flows provided by operating activities was $13.7 million for the first quarter of 2022 compared to $31.4 million for the first quarter of 2021.
•Free cash flow was $8.8 million for the first quarter of 2022 compared to $28.5 million for the first quarter of 2021.
•Basic and diluted net loss per share were $0.15 and basic and diluted Non-GAAP net loss per share attributable to common stockholders were $0.05 for the first quarter of 2022.

“Q1 was a strong start to the year for LegalZoom, continuing the momentum we experienced in 2021,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “We successfully navigated our first tax season, launched the first iteration of our segmented line-up formation experience and announced a new, bi-directional partnership with Wix.”
Noel Watson, the Company’s Chief Financial Officer added, “A solid first quarter, with revenue and Adjusted EBITDA above the top end of our guidance, positions us well for a great 2022. We operate an asset-lite business with no debt outstanding and consistent free cash flow generation. We’ll continue to prudently invest across the business in support of long-term growth, while still preserving a healthy level of profitability.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except business formations, transaction units, AOV, subscription units, ARPU and percentages)

	Three Months Ended		% Growth
	March 31,		(Decline)
	2022	2021	YOY
Revenue	$154,209	$134,632	15%
Business formations(1)	129,000	132,000	(2)%
Transaction units	267,000	276,000	(3)%
Average order value (AOV)	$240	$223	8%
Subscription units	1,362,000	1,146,000	19%
Average revenue per subscription unit (ARPU)	$244	$226	8%
Net loss	$(30,609)	$(9,823)	212%
Adjusted EBITDA	$1,277	$3,599	(65)%
Net loss margin	(20)%	(7)%	172%
Adjusted EBITDA margin	1%	3%	(69)%
Net cash provided by operating activities	$13,737	$31,415	(56)%
Free cash flow	$8,826	$28,504	(69)%
(1) Beginning in the first quarter of 2022, we have updated our definition of the number of business formations to include the number of doing business as, or DBA, orders placed on our platform and to exclude orders from our operations in the United Kingdom, or U.K. such that we now define the number of business formations in a given period as the number of limited liability company, or LLC, incorporation, not-for-profit and DBA orders placed on our platform in such period, excluding such orders from our operations in the U.K. We consider the number of business formations to be an important metric considering that it is typically the first product or service small business customers purchase on our platform, creating the foundation for additional products and subsequent subscription and partner revenue as they adopt additional products and services throughout their business lifecycles.
We believe that including customers filing DBAs on our platform provides a more accurate representation of the number of newly formed businesses we serve. These transactions are most often completed by sole proprietors who represent potential future transaction and subscription cross-sell opportunities as their businesses mature.
Furthermore, we believe that our new definition of the number of business formations more closely aligns with U.S. Census reporting of new applications for Employer Identification Numbers, or EINs, which we believe to be the most relevant source of publicly available U.S. market data. By excluding our business formations in the U.K. but including newly formed domestic businesses that may elect to remain sole proprietorships and file DBAs with us, we believe our new definition is more directly comparable to EIN data, allowing investors to better assess our performance relative to the overall market and that of our competitors. Figures for prior periods have been updated to conform to our new definition.
Financial Guidance and Outlook
Our guidance for the second quarter ending June 30, 2022 is as follows:
•Revenue is expected to be in the range of $162 million to $164 million.
•Adjusted EBITDA is expected to be $10 million to $12 million.
Our guidance for the full year ending December 31, 2022 remains unchanged:
•Revenue is expected to be in the range of $650 million to $660 million.
•Subscription revenue is expected to grow approximately 25% year-over-year.
•Adjusted EBITDA is expected to be $48 million.

Webcast and Conference Call Information
A webcast and conference call to discuss first quarter 2022 results is scheduled for today, May 12, 2022, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to dial 1-877-312-1878 (domestic); 1-470-495-9528 (international), Conference ID—8398184. A live webcast of the conference call will be available online at: https://investors.legalzoom.com/news-events/events-presentations. A replay of the webcast will remain available on the website for 90 days.

Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933. These statements include statements regarding our quarterly and annual guidance for revenue, Adjusted EBITDA, other long-term targets and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance, or developments to differ materially from those described in or implied by such forward-looking statements or historical results.
Factors that might cause or contribute to such differences include, but are not limited to, the risk that our recent growth may not be indicative of our future growth; our ability to sustain our revenue growth rate and remain profitable in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; the dependence of our subscription services on our transaction products; our dependence on our subscribers renewing their subscriptions with us; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our dependence on top talent, including our senior management and other key personnel; risks and costs associated with complex and evolving laws and regulations; our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified; and other factors discussed in the section titled “Risk Factors” included in our filings with the Securities and Exchange Commission, or SEC. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 24, 2022. The risks and uncertainties described in our filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net loss, Non-GAAP net loss margin, Non-GAAP net loss per share, and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net loss adjusted to exclude interest expense, net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, non-cash stock-based compensation, loss on debt extinguishment, impairment of goodwill, long-lived and other assets, losses from impairment of available-for-sale debt securities, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us;
•excludes acquisition related expenses, which reduce cash available to us;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us;
•excludes debt extinguishment charges that represent accelerated amortization of debt issuance costs related to the early extinguishment of our long-term debt, which adjustments are not expected to recur and do not reflect expected ongoing operating results; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net loss as net loss adjusted to exclude amortization of acquired intangible assets from our business combinations, stock-based compensation expense, and other transaction-related expenses, legal expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net loss financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net loss margin as net loss as a percentage of revenue. We define Non-GAAP net loss margin as Non-GAAP net loss as a percentage of revenue. We define Non-GAAP net loss per share attributable to common stockholders as Non-GAAP net loss divided by diluted weighted-average common stock. We believe Non-GAAP net loss and Non-GAAP net loss per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. LegalZoom enables small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.
Contacts
Danny Vivier, Head of Investor Relations
investor@legalzoom.com
Cortney Kerans, Head of Communications
ckerans@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	247,504	239,297
Accounts receivable, net of allowance	12,784	10,635
Prepaid expenses and other current assets	23,172	16,589
Total current assets	283,460	266,521
Property and equipment, net	47,769	47,013
Goodwill	59,994	59,910
Intangible assets, net	15,361	16,031
Deferred income taxes	24,849	27,653
Operating lease right-of-use assets	5,292	—
Available-for-sale debt securities	1,182	1,122
Other assets	13,157	12,765
Total assets	$451,064	$431,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,747	$31,788
Accrued expenses and other current liabilities	56,509	50,817
Deferred revenue	163,729	146,364
Operating lease liability	1,607	—
Total current liabilities	253,592	228,969
Operating lease liability, non current	3,505	—
Deferred revenue	1,283	1,554
Other liabilities	2,833	2,941
Total liabilities	261,213	233,464
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 0.001 par value; 100,000 shares authorized at March 31, 2022. None issued or outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 198,599 and 198,084 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	198	198
Additional paid-in capital	969,731	947,160
Accumulated deficit	(779,723)	(748,012)
Accumulated other comprehensive loss	(355)	(1,795)
Total stockholders’ equity	189,851	197,551
Total liabilities and stockholders’ equity	$451,064	$431,015

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$154,209	$134,632
Cost of revenue	55,940	43,960
Gross profit	98,269	90,672
Operating expenses:
Sales and marketing	76,874	71,361
Technology and development	17,959	10,499
General and administrative	29,488	13,165
Total operating expenses	124,321	95,025
Loss from operations	(26,052)	(4,353)
Interest expense, net	(53)	(8,654)
Other (expense) income, net	(1,544)	248
Loss before income taxes	(27,649)	(12,759)
Provision for (benefit from) income taxes	2,960	(2,936)
Net loss	$(30,609)	$(9,823)
Net loss attributable to common stockholders—basic and diluted	$(30,609)	$(9,823)
Net loss per share attributable to common stockholders—basic and diluted:	$(0.15)	$(0.08)
Weighted-average shares used to compute net loss per share attributable to common stockholders—basic and diluted:	198,265	125,065

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(30,609)	$(9,823)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,394	4,166
Amortization of right-of-use asset	378	—
Amortization of debt issuance costs	56	634
Amortization of prior hedge effectiveness	—	1,328
Impairment of other equity securities	170	—
Stock-based compensation	21,865	3,786
Deferred income taxes	2,791	(3,259)
Change in fair value of financial guarantee	—	(75)
Change in fair value of derivative instruments	—	28
Unrealized foreign exchange loss (gain)	1,379	(107)
Other	—	4
Changes in operating assets and liabilities:
Accounts receivable	(2,150)	(2,156)
Prepaid expenses and other current assets	(6,706)	(1,344)
Other assets	(811)	(215)
Accounts payable	(117)	6,026
Accrued expenses and other liabilities	5,675	14,062
Operating lease liabilities	(770)	—
Income tax payable	7	(1)
Deferred revenue	17,185	18,361
Net cash provided by operating activities	13,737	31,415
Cash flows from investing activities
Proceeds from acquisition working capital adjustment	304	—
Purchase of property and equipment	(4,911)	(2,911)
Net cash used in investing activities	(4,607)	(2,911)
Cash flows from financing activities
Repayment of capital lease obligations	(4)	(8)
Repayment of 2018 Term Loan	—	(1,337)
Repayment of hybrid debt	—	(546)
Repurchase of common stock	(1,094)	—
Deferred offering costs	—	(8)
Payment of special dividends	—	(25)
Shares surrendered for settlement of minimum statutory tax withholding	(11)	(100)
Proceeds from issuance of stock under employee stock plans	237	190
Net cash used in financing activities	(872)	(1,834)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalent	(51)	35
Net increase in cash, cash equivalents and restricted cash equivalent	8,207	26,705
Cash, cash equivalents and restricted cash equivalent, at beginning of the period	239,297	139,470
Cash, cash equivalents and restricted cash equivalent, at end of the period	$247,504	$166,175
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (unaudited):

	March 31, 2022	March 31, 2021
	(in thousands, except percentages)
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(30,609)	$(9,823)
Interest expense, net	53	8,654
Provision for (benefit from) income taxes	2,960	(2,936)
Depreciation and amortization	5,394	4,166
Other expense (income), net	1,544	(248)
Stock-based compensation	21,865	3,786
Legal expenses	40	—
Certain other non-recurring expenses	30	—
Adjusted EBITDA	$1,277	$3,599
Net loss margin	(20)%	(7%)
Adjusted EBITDA margin	1%	3%

Non-GAAP Net Loss, Non-GAAP Net Loss Margin and diluted Non-GAAP Net Loss Per Share
The following table presents a reconciliation of net loss to Non-GAAP net loss for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands, except per share amounts)
Reconciliation of net loss to Non-GAAP net loss
Net loss	$(30,609)	$(9,823)
Amortization of acquired intangible assets	670	273
Stock-based compensation	21,865	3,786
Legal expenses	40	—
Certain other non-recurring expenses	30	—
Income tax effects(1)	(1,494)	(665)
Non-GAAP net loss	$(9,498)	$(6,429)
Net loss margin	(20)%	(7)%
Non-GAAP net loss margin	(6)%	(5)%
Net loss per share attributable to common stockholders—basic and diluted:	$(0.15)	$(0.08)
Non-GAAP net loss per share—basic and diluted	$(0.05)	$(0.05)
Weighted-average shares used to compute net loss per share attributable to common stockholder—basic and diluted:	198,265	125,065
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$13,737	$31,415
Purchase of property and equipment	(4,911)	(2,911)
Free cash flow	$8,826	$28,504